Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melody Carey

Rx Communications Group, LLC

Phone: (917) 322-2571

mcarey@RxIR.com

PharmAthene Reports First Quarter 2016 Financial and Operational Results

ANNAPOLIS, MD – May 9, 2016 – PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against anthrax, today reported its financial and operational results for the first quarter of 2016.

For the three months ended March 31, 2016, PharmAthene recognized revenue of $1.0 million compared to $7.1 million for the corresponding period in 2015. The Company recognized $1.0 million during the first quarter of both 2016 and 2015 under its contract with the National Institute of Allergy and Infectious Diseases for the development of a next generation lyophilized anthrax vaccine. During the first quarter 2015 revenues were higher than the same quarter in 2016 as the result of a onetime contract close-out payment from the U.S. Government.

Research and development expenses in the first quarter of 2016 were $1.0 million compared to $1.6 million for the corresponding period in 2015. The decrease was primarily due to the Company’s restructuring and the transition to the next generation anthrax program.

Expenses associated with general and administrative functions were $1.2 million in the first quarter of 2016 compared to $2.2 million in the first quarter of 2015. The decrease resulted from implementation of the Company’s restructuring and a reduction in legal expenses.

For the first quarter of 2016, the Company’s net loss was $1.2 million, or $(0.02) per share, compared to net income of $1.5 million, or $0.02 per share, for the corresponding period in 2015.

Cash at the end of the first quarter of 2016 was $14.2 million compared to a cash balance of $15.6 million at the end of fiscal year 2015.

On April 8, 2016, the U.S. Bankruptcy Court for the Southern District of New York entered an order confirming SIGA’s third amended reorganization plan (the Plan), effective April 12, 2016. On April 12, 2016 PharmAthene received a non-refundable $5 million initial payment from SIGA.

The Plan provides that no later than October 19, 2016 SIGA will satisfy PharmAthene’s judgment against it through one of the following ways:

(i)	payment in full in cash of the unpaid balance of the PharmAthene $208 million claim plus interest. Interest is payable monthly in arrears and is calculated at 8.75% on the outstanding amount of the judgment for 120 days from April 12, 2016 and thereafter at the Delaware rate judgment interest rate (currently 6%) until payment in full. During May 2016 the Company received a $0.9 million interest payment from SIGA for the period from April 12 to April 30, 2016;

(ii)	delivery to PharmAthene of 100% of SIGA’s common stock; or

(iii)	such other treatment as may be mutually agreed upon in writing by SIGA and PharmAthene and approved by the Bankruptcy Court.

PharmAthene’s taxable income from receipt of the SIGA judgment is expected in part to be offset by PharmAthene’s net operating loss (NOLs) carryforwards. At December 31, 2015 PharmAthene had available $156 million in NOLs. The Company is evaluating tax effects of winding down its UK subsidiary which it believes will increase U.S. tax NOLs by an estimated $9 million to $22 million.

If SIGA pays PharmAthene cash in full and barring any unexpected material events, PharmAthene intends to distribute at least 90% of the after tax net cash proceeds to its shareholders. The timing and form of distribution will depend upon PharmAthene’s analysis of its current situation, applicable corporate statutes relating to distributions and the economic consequences to its shareholders.

Concurrently, PharmAthene is developing a transition plan and strategy for operating SIGA as a separate business in the event SIGA chooses to pay the claim by turning over 100% of its common stock to PharmAthene.

About PharmAthene

PharmAthene is a biodefense company engaged in the development of next generation medical countermeasures against biological threats. The Company's development portfolio includes two next generation Anthrax vaccines that are intended to improve protection while having favorable dosage and storage requirements compared other Anthrax vaccines.

Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; "potential"; or similar statements are forward-looking statements. Risks and uncertainties include risks associated with our ability to collect a money judgment from SIGA judgment; risks relating to the timing of payments, if any, under the SIGA litigation; our ability to make distributions of a substantial portion of the cash proceeds we may receive from SIGA; the timing, amount and form of such a distribution; our ability to develop a successful transition plan and strategy for operating SIGA as a separate business; risks relating to our continuing ability to recognize cost reductions; funding delays and/or reductions or elimination of U.S. government funding and/or non-renewal of expiring funding; risks associated with our NOLs; risks associated with our shareholders ratifying the Shareholder Rights Plans; risks associated with accomplishing any future strategic partnerships or business combinations; and other risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law.

Copies of PharmAthene's public disclosure filings are available on our website under the investor relations tab at www.PharmAthene.com.

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Tables Follow

PHARMATHENE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$14,235,621	$15,569,813
Billed accounts receivable	170,323	511,994
Unbilled accounts receivable	1,266,820	963,345
Prepaid expenses and other current assets	463,873	181,714
Total current assets	16,136,637	17,226,866

Property and equipment, net	196,143	233,694
Other long-term assets and deferred costs	53,384	53,384
Goodwill	2,348,453	2,348,453
Total assets	$18,734,617	$19,862,397

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$166,357	$521,122
Accrued expenses and other liabilities	1,749,899	1,248,708
Accrued restructuring expenses - current	255,551	381,950
Other short-term liabilities	-	11,250
Current portion of derivative instruments	468,304	16,411
Total current liabilities	2,640,111	2,179,441

Accrued restructuring expenses - long term	43,809	108,641
Other long-term liabilities	424,213	433,407
Derivative instruments, less current portion	-	491,791
Total liabilities	3,108,133	3,213,280

Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 64,444,725 and 64,382,086 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	6,444	6,438
Additional paid-in-capital	240,570,971	240,366,704
Accumulated deficit	(224,950,931)	(223,724,025)
Total stockholders' equity	15,626,484	16,649,117
Total liabilities and stockholders' equity	$18,734,617	$19,862,397

PHARMATHENE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2016	2015

Contract revenue	$1,005,694	$7,068,746

Operating expenses:
Research and development	1,029,131	1,613,627
General and administrative	1,193,298	2,196,120
Restructuring expense	-	2,060,809
Depreciation	37,701	37,106
Total operating expenses	2,260,130	5,907,662

(Loss) income from operations	$(1,254,436)	$1,161,084
Other income (expense):
Interest expense, net	(1,050)	(25,325)
Change in fair value of derivative instruments	39,898	338,245
Other income	4,119	9,196
Total other income	42,967	322,116

Net (loss) income before income taxes	(1,211,469)	1,483,200
Income tax provision	(15,437)	(19,805)
Net (loss) income	$(1,226,906)	$1,463,395

Basic net (loss) income per share	$(0.02)	$0.02
Diluted net (loss) income per share	$(0.02)	$0.02
Weighted average shares used in calculation of basic net (loss) income per share	64,404,396	63,633,290
Weighted average shares used in calculation of diluted net (loss) income per share	64,404,396	63,979,859

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